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                                                                 EXHIBIT 10.27




                       SETTLEMENT AGREEMENT AND RELEASE


       This Settlement Agreement and Release ("Agreement") is effective as of March 1, 1997.

       1.  PARTIES.

       The parties to this Agreement are Arlen Westling, as Trustee for the Westling Family Trust dated February 1, 1995; Roger Powell; Jeff Abreu; Ruth Wayman; Victoria Chaisson; Gordon Lane; Leonard O. Sickman; David Riley, as Trustee for the David and Tamara Riley Family Trust dated December 4, 1992; Leonard and Leslie Sickman as Trustees for the Sickman Family Trust dated December 22, 1992; Robert G. Kreisheimer as Trustee for the Kreisheimer Family Trust dated December 11, 1992; David and Barbara Hall as Trustees for the Hall Family Trust dated July 29, 1987; Roger and Rosie Hebert as Trustees for the Hebert Family Trust dated January 16, 1991; Gene Nadal and Shirley Nadal, husband and wife; Robert W. Gaylor; Edward J. Meyer (collectively "plaintiffs") and Dataflex Corporation ("Dataflex").

       2.  RECITALS.

           A. Plaintiffs and Dataflex are parties to the lawsuit now pending in Maricopa County, Arizona, styled Arlen Westling; Roger Powell; Jeff Abreu; Ruth Wayman; Victoria Chaisson; Gordan Lane; Leonard O. Sickman; David Riley;
Leonard and Leslie Sickman as Trustees for the Sickman Family Trust dated December 22, 1992; Robert G. Kreisheimer; David and Barbara Hall as Trustees for the Hall Family Trust dated July 29, 1987; Roger and Rosie Herbert as Trustees for the Herbert Family Trust dated July 29, 1987; Gene Nadal and Shirley Nadal, husband and wife; Robert W. Gaylor; Edward J. Meyer v. Dataflex Corporation, Case No. CV 96 14329 (the "Lawsuit"). The Lawsuit asserts causes of action based upon breach of contract in connection with the filing of a shelf registration;

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      B.  Plaintiffs are former shareholders of a corporation formerly known as
Sunland Computer Services, Inc. ("Sunland").

      C. Dataflex acquired all of Sunland's stock, including the stock owned by plaintiffs, pursuant to the terms of a Stock Purchase Agreement dated August 19, 1994;

      D. In connection with Dataflex' acquisition of Sunland, Dataflex issued Dataflex stock to plaintiffs in exchange for plaintiffs' Sunland stock;

      E. The plaintiffs and Dataflex entered into a registration agreement which provided, in part, that a shelf registration would be filed at a later date;

      F. Plaintiffs contend that the shelf registration was not filed in a timely fashion;

      G. Dataflex claims that the filing was delayed by conditions which were beyond the control of Dataflex, and that the shelf registration has now been filed and is fully effective.

      H. Without making any admissions of any kind, Dataflex and plaintiffs agree that it is in their mutual best interests to resolve the Lawsuit.

  3.  PURPOSE OF AGREEMENT.

      The parties to this Agreement, by way of good faith compromise and settlement of their respective positions, and in consideration of the mutual convenants contained herein, agree to resolve all claims, counterclaims and causes of action, whether raised or not raised, or which could have been raised, in the Lawsuit, which arise out of, are connected with, or relate to, directly or indirectly, the acquisition of Sunland, the insurance of Dataflex stock and the filing of the shelf registration.

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      NOW THEREFORE, in consideration of the above recitals and the mutual covenants and agreements hereinafter expressed, the parties agree as follows:

      4.  TERMS AND AGREEMENT.

          A.  Dataflex shall pay to plaintiffs as follows:

              i.   $225,000 on March 7, 1997;

              ii.  $75,000 on April 1, 1997.

          B. The payments set forth in Paragraph A above shall be made via cashier's checks payable to "Fennemore Craig Trust Account" and shall be delivered on the dates stated to plaintiffs' counsel, William L. Thorpe, Fennemore Craig, Two North Central Avenue, Suite 2200, Phoenix, Arizona 85004.

          C. Dataflex will convey to plaintiffs 270,000 shares of Dataflex common stock on March 14, 1997. These shares shall be issued in the name of "Fennemore Craig Trust Account" and shall be delivered on the date stated to plaintiffs' counsel, William L. Thorpe, at the address set forth in Paragraph B above. Dataflex further agrees that within five (5) business days after receiving written request from plaintiffs' counsel, William L. Thorpe, Dataflex will instruct the transfer agent to cancel the certificate issued to Fennemore Craig Trust Account and to reissue the shares reflected thereby in the names and quantities, cumulatively not to exceed 270,000 directed by plaintiffs' counsel.

          D. Dataflex will file a registration statement relating to the shares conveyed in Paragraph C (the "Registration Statement"), on the appropriate form, with the Securities and Exchange Commission on or before April 15, 1997. After the Registration Statement is filed, Dataflex will use its reasonable best efforts to cause it to become effective as soon as possible. When such registration becomes effective, Dataflex shall provide plaintiffs'

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counsel with written notice that the Registration Statement has become effective within two (2) business days at the address set forth in Paragraph B above.

              E. In the event that the Registration Statement is not filed on or before April 15, 1997, Dataflex will pay $2,000 to plaintiffs collectively for each full business day following April 15, 1997 that passes until the Registration Statement is filed. Dataflex will make each payment due plaintiffs under this provision by delivering to the U.S. mail a $2,000 cashier's check to plaintiff's counsel, mailed to the address set forth in Paragraph B above within two (2) business days of each day on which Dataflex incurs a $2,000 debt to plaintiffs under this provision.

              F. Dataflex forgives the indebtedness owed to Dataflex by Arlen Westling in the amount of $80,000.00, by Jeff Abreu in the amount of $5,000.00, by Ruth Wayman in the amount of $17,197.50, and shall, within ten
(10) business days of the date of this Agreement, return to each of them the original promissory note evidencing such indebtness marked "Paid in Full."

              G. Concurrent with the execution of this Agreement, the parties shall execute a stipulation to dismiss the Lawsuit with prejudice, and plaintiffs' counsel shall thereafter promptly cause the Stipulation to be filed with the Court within ten (10) business days following the execution of this Agreement.

       5.     GENERAL MUTUAL RELEASE

              A. Excepting for the rights, duties and liabilities set forth in this Agreement, plaintiffs, for themselves and for each of their assigns, successors, heirs, beneficiaries, agents, representatives, administrators and executors (collectively "Plaintiffs' Releases"), hereby forever release the "Dataflex Releases," defined as: Dataflex Corporation

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and each of its divisions, subsidiaries, affiliates, officers, directors, shareholders, owners, insurers, representatives, financial advisors, underwriters, accountants, agents, attorneys, servants, current and former employees, assigns, predecessors and successors, and all persons acting by, through, or in concert with them, and the Dataflex Releases hereby forever release Plaintiffs' Releases, and each of them, from any and all claims, demands, actions, causes of action, controversies, complaints, suits, debts, liens, contracts, agreements, promises, liabilities, responsibilities, charges, losses, damages, attorneys' fees, costs and expenses of every kind whatsoever, in law, equity, or otherwise, whether known or unknown, suspected or unsuspected, fixed or contingent (hereafter, "Claims"), which the parties now own or hold, or have at any time heretofore owned or held against the other party in connection with, arising from or related to, directly or indirectly, the facts and matters alleged in the Lawsuit; or which could have been raised in the Lawsuit, or which arise out of, are connected with, or relate to, either directly or indirectly, the acquisition of Sunland, the issuance of Dataflex stock, and the filing of the shelf registration; provided, however, that nothing in this Agreement shall be construed as a release of any claims Plaintiffs, or any of them, may have against the Dataflex Releases, or any of them, arising out of or relating to health care benefits.

              B. Plaintiffs agree that this Release will apply to all unknown and unanticipated injuries, as well as those presently known or disclosed. Plaintiffs acknowledge that they may discover facts that are different from, or in addition to, those which they now know or believe to be true, but agree that this Release is now and shall remain effective, notwithstanding the existence or discovery of additional or different facts.

              C. Plaintiffs have been advised by their legal counsel of, understand, and acknowledge the significance and consequence of this Release.

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              D.     Plaintiffs represent and warrant that there has been no
assignment or other transfer of any interests in the claims released hereunder and plaintiffs agree to indemnify and hold forever harmless the Dataflex Releases, and each of them, from any claims, liabilities, demands, costs and expenses, including reasonable attorneys' fees, incurred as a result of any person or entity asserting such claims against the Dataflex Releases, or any of them, pursuant to assignment or transfer. Plaintiffs agree that if they hereafter commence, join or in any manner seek relief arising out of, based upon or relating to any of the claims released hereunder, or in any manner assert against the Dataflex Releases, or any of them, any of the claims released hereunder, then plaintiffs, jointly and severally, shall indemnify and forever hold harmless the Dataflex Releases, and each of them, from any and all claims, liabilities, demands, costs and expenses, including reasonable attorneys' fees, incurred as a result thereof.

       6.     GENERAL PROVISIONS.

              A. Each party hereto represents and warrants that he or it has succeeded to full power to make the releases and agreements contained herein, and that he or it has not assigned, encumbered or in any manner transferred all or any portion of the claims covered by the releases and agreements contained herein.

              B. Each party hereto acknowledges that he or it has been represented by counsel in the negotiation of this Agreement, and that this Agreement is the result of an arms-length negotiation. Because the parties hereto have received the terms of this Agreement, and have relied on the advice of their respective attorneys as to the terms and provisions, each of them have had the opportunity to add to or delete from the initial drafts of this Agreement, the parties agree that the usual rule that the provisions of a document are to be construed against the drafter does not apply to the interpretation of the provisions of this Agreement.


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              C.     The parties agree that the terms of this Agreement are to
be treated as confidential, and neither party will disclose the contents hereof to any third party, except that each party may disclose this Agreement to their auditors, insurers or professional accountants (or any other person who might need to review this Agreement in their discharge of their ordinary professional responsibilities). If either party is served with compulsory process to obtain copies of this Agreement, the party so served shall promptly notify the other party to afford that party the opportunity to object to such production.

              D. This Agreement constitutes a single, integrated, written contract expressing the entire agreement of the parties hereto. No other statements, representations or promises, written or oral, express or implied, have been made by any party to any other. All prior discussions and negotiations have been and are merged and integrated into, and are superseded by, this Agreement. This Agreement may be modified only by a writing signed by the party or parties to be charged.

              E. The headings in this Agreement are for convenience only, and are not a party of this Agreement, and shall not in any way affect the interpretation of this Agreement.

              F. This Agreement may be executed in counterparts, each part of which shall be deemed an original, but all of which together shall constitute one and the same Agreement.

              G. The parties hereto shall cooperate to effectuate, and shall undertake such actions as are reasonable necessary to effectuate, this Agreement.

              H. In the event that any provisions of this Agreement, or the application thereof, become or is declared by a court of competent jurisdiction to be illegal, void

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or unenforceable, the remainder of this Agreement shall continue in full force and effect. The parties further agree to replace such void, illegal or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the fullest extent possible, the economic, business and other purposes of such void or unenforceable provision. Notwithstanding the foregoing, however, Dataflex shall have no further obligation to plaintiffs and the finality of this Agreement shall not be affected by any determination of any appropriate government agency, or by any court or administrative body, as to the treatment of the monies paid to the plaintiffs.

              I. If any party to this Agreement brings an action to enforce its rights hereunder, the prevailing party shall be entitled to recover its costs and expenses, including reasonable attorneys' fees, if any, incurred in connection with such suit.

              J. Any action brought to interpret or enforce this Agreement, shall be brought before a state or federal court of competent jurisdiction located within the United States District of Arizona and the parties hereto irrevocably consent to the jurisdiction of such court and service of process for such purpose. The terms of this Agreement shall be governed by and construed, interpreted and enforced in accordance with the laws of the state of Arizona.

              K. Each party shall bear his or its own costs and attorneys' fees in the Lawsuit.

       IN WITNESS WHEREFORE, the parties hereto have executed this Agreement either personally or by and through their respective authorized agent(s).

       DATED   March 1, 1997
               -------

/s/ Arlen Westling                        /s/ Roger Powell
------------------                        ----------------
Arlen Westling as Trustee of the          Roger Powell
Westling Family Trust dated 2/1/95




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/s/ Jeff Abreu                           /s/ Ruth Wayman
-----------------------------------      -----------------------------------
Jeff Abreu                               Ruth Wayman


/s/ Victoria Chaisson                    /s/ Gordan Lane
-----------------------------------      -----------------------------------
Victoria Chaisson                        Gordan Lane


/s/ Leonard O. Sickman                   /s/ David Riley
-----------------------------------      -----------------------------------
Leonard O. Sickman                       David Riley as Trustee of the Riley
                                         Family Trust dated 12/4/92


/s/ Leonard D. Sickman                   /s/ Leslie Sickman
-----------------------------------      -----------------------------------
Leonard D. Sickmn as Trustee             Leslie Sickman as Trustee
for the Sickman Family Trust             for the Sickman Family Trust
dated 12/22/92                           dated 12/22/92


/s/ Robert W. Gaylor                     /s/ Edward J. Meyer
-----------------------------------      -----------------------------------
Robert W. Gaylor                         Edward J. Meyer


/s/ David Hall                           /s/ Barbara Hall
-----------------------------------      -----------------------------------
David Hall as Trustee for the            Barbara Hall as Trustee for the
Hall Family Trust dated 7/29/87          Hall Family Trust dated 7/29/87


/s/ Roger Hebert                         /s/ Rose Hebert
-----------------------------------      -----------------------------------
Roger Hebert as Trustee for the          Rose Hebert as Trustee for the
Hebert Family Trust dated 1/16/91        Hebert Family Trust dated 1/16/91


/s/ Gene Nadal                           /s/ Shirley Nadal
-----------------------------------      -----------------------------------
Gene Nadal                               Shirley Nadal


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/s/ Robert G. Kreisheimer
----------------------------------------
Robert G. Kreisheimer as Trustee for
the Kreisheimer Family Trust dated
12/11/92



DATAFLEX CORPORATION


By  /s/
   -------------------------------------
Its  PRESIDENT
   -------------------------------------

READ AND APPROVED BY:

O'CONNOR, CAVANAGH, ANDERSON,
KILLINGSWORTH & BESHEARS, P.A.


By /s/ Scott A. Salmon
  --------------------------------------
  Scott A. Salmon
  Attorneys for Defendent


FENNEMORE CRAIG


By /s/ William L. Thorpe
  --------------------------------------
  William L. Thorpe
  Attorneys for Plaintiffs